UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

LAXAI PHARMA, LTD.

(Exact name of Registrant as specified in charter)

Israel	0-17788	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

8905 Regents Park Drive, Suite 210, Tampa, FL		33647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 428-3500

NEXGEN BIOFUELS, LTD.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

OSR Holding Corp. (“Holding”), a wholly owned subsidiary of Laxai Pharma, Ltd., formerly known as NexGen Biofuels, Ltd. (the “Registrant”), has entered into an Asset Purchase Agreement (the “APA”) with OSR Solutions, Inc. (“Solutions”).  Under the terms of the APA, Holding will acquire substantially all the assets of Solutions (the “Assets”) for a purchase price of $2,250,000.  Solutions also granted Holding a right of first refusal to repurchase the shares of the Registrant acquired by Solutions in the acquisition.

The purchase price for the acquisition will be paid in the following manner:

1.
$1,250,000 in cash payable at Closing, $250,000 in cash payable on December 31, 2010, $250,000 in cash payable on December 31, 2011, and $250,000 in cash payable on December 31, 2012.  The deferred portion of the purchase price will earn interest at a rate of 3.25% per annum.  Registrant has also agreed to pay an additional $250,000 on or before April 1, 2010.  In the event this payment is not made, Solutions has been granted an option to purchase an additional 5,000,000 of Registrant’s ordinary shares in satisfaction of the $250,000 required payment.

2.
Five Million Six Hundred Three Thousand Two Hundred Eighty One (5,603,281) ordinary shares of the Registrant -- representing approximately 9.95% of the ordinary shares outstanding at the date of Closing – will be issued to the Registrant at the Closing of the transaction.

3.	Holding will assume certain liabilities of Solutions in the approximate amount of $600,000.

4.	In addition, the purchase price will be subject to the following potential adjustments:

(a)
The deferred portion of the purchase price will be reduced based on the amount that annual audited EBITDA associated with the assets to be acquired is less than $1,000,000 during the year ending on the date of the required payment.  The amount of such reduction will be $250,000 times the following ratio:  EBITDA related to the operation of the assets determined as of December 31, 2010 divided by $1,000,000.  This adjustment shall be reduced to the extent that EBITDA is reduced by overhead costs that exceed $125,000 per month.

(b)
The deferred portion of the purchase price will be reduced and/or increased dollar for dollar by the amount that the net worth of Solutions -- as calculated using Solution’s interim balance sheet dated February 28, 2010 -- is more or less than the net worth of Solutions for the same period using a balance sheet audited by a PCAOB accounting firm, provided such audit must be completed no later than six (6) months following the end of Solutions’ fiscal year.

The Board of Directors and the shareholders of the Registrant approved the Asset Purchase Agreement and the transaction contemplated by the Asset Purchase Agreement.

In order to finance the acquisition of the Assets described above, the Registrant and Holding entered into a Note and Warrant Purchase Agreement with UTA Capital LLC, a Delaware limited liability company (the “Lender”), and raised equity capital from the sale of Registrant’s ordinary shares, see Item 3.02 below.  Under the terms of the Note and Warrant Purchase Agreement and related documents, the Lender agreed to provide Registrant funding in the form of a Senior Secured Bridge Note (the “Note”) in the face amount of $1,440,000 (the “Funding Transaction”).  The purchase price of the Note at Closing is $1,200,000.  The Note will earn interest at a rate of 12% per annum and Registrant agreed to pay the Lender additional interest equal to 4% of the purchase price of the Note, payable at the Closing.  The Note matures 150 days from the date of Closing.  The interest rate is increased by 2% per annum on the 30th day after Closing and another 2% per annum on both the 40th and 50th day after Closing, until a minimum of $750,000 of the obligation represented by the Note is retired.  In addition, the Registrant granted to Lender a warrant to purchase not more or less than 9.9% of the Registrant’s issued and issuable ordinary shares, initially estimated to be 5,800,000 of the Registrant’s ordinary shares, subject to certain adjustments.  The Warrant has a term of five (5) years, and the exercise price for the shares is $.05 per share, subject to certain adjustments.  The Note is guaranteed by Holding, and is secured by all the accounts receivable of Holding and Registrant, and by a pledge of Registrant’s stock of Holding.  In addition, as security for the payment of the Note, Registrant and Holding have agreed to deposit all cash received from their customers into a Secured Account, with cash to be released from the Secured Account to Holding only after cash in the Secured Account, when added to the then-current accounts receivable of Holding, equals $900,000.

In addition to the foregoing, the Chairman of the Registrant’s Board of Directors, Mr. Ram Ajjarapu and his spouse have pledged substantially all of Registrant’s ordinary shares, which they own, amounting to approximately 31,151,842 ordinary shares, as security for the Note, in addition to other collateral.  The Promissory Note is also personally guaranteed by Mr. Ajjarapu.

OSR Solutions, Inc. is a contract research company providing integrated services across the drug discovery and development spectrum.  Clinical research services are provided out of Solutions headquarters in South Plainfield, New Jersey.  Solutions employs about 60 professionals across the United States and primarily focuses its services in the areas of biostatistics, data management (EDC, Hybrid and Paper), CDISC consulting, medical writing, monitoring, regulatory, drug safety, and related training programs.  Discovery research services are executed in India.

Solutions offers a unique value proposition to clients in their drug discovery and development initiatives through an innovative global partnership model.  Solutions provides onsite, offsite, offshore, and blended service engagement models.  Solutions offsite engagement model costs are about 25% lower than similar costs incurred by most of its competitors.  Solutions ability to offer clinical research services from a highly trained and experienced United States staff coupled with its ability to engage a less expensive staff through its clinical research service partner in India creates a blended service model.  The blended service model provides Solutions’ clients with the ability to successfully conduct clinical trials and get work done round the clock with increased productivity and reduce costs.  The blended service model is also provided for discovery research services.

Solutions has standard operating procedures (SOPs) in place and has conducted successful client audits.  Solutions has well-documented IT practices and policies in place.  Solutions offers a range of services to fit a client’s clinical trial goals and needs.  Solutions in-house staffing service enables it to scale up or scale down the team size during the peaks and the valleys of a project.

The Solutions’ team has a successful track record and experience working with large Bio Pharmaceutical Companies and CROs on multiple therapeutic projects and at various tiers.  The team has experience working with various CDMS, Analytics and Pharmacovigilance tools.  Solutions strongly believes the key to any project success is its project managers.  Solutions’ project managers bring substantial experience to their jobs.  Solutions Lead Project Managers/Data Managers are based in the US, which enables the project managers to quickly respond to urgent matters without compromising time and quality.  The average experience for Solutions’ Project Managers is more than 10 years in the industry.  Solutions, as a team, has more than 200,000 man hours of experience in delivery.

The Registrant intends to become a fully integrated drug discovery and development contract research provider with operations based in US, India and China through organic growth as well as acquisitions.  It has identified key growth areas for acquisitions in these countries in order to become an integrated player in the industry.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On March 3, 2010 the purchase of the assets of OSR Solutions, Inc. was closed in accordance with the terms of the Asset Purchase Agreement, described above in Item 1.01.  In addition, the Financing Transaction was closed in accordance with the terms of the Note and Warrant Purchase Agreement as described above in Item 1.01 above, and the disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

On March 3, 2010 the Registrant closed on the purchase of the Assets of OSR Solutions, Inc. in accordance with the terms of the Asset Purchase Agreement described in Item 1.01 above.  Accordingly on that date, the Company issued 5,603,281 ordinary shares to OSR Solutions, Inc.

During the period from January, 2010 to March, 2010 the Registrant completed an offering of 10,225,000 of its ordinary shares.  These shares were sold to a total of thirteen (13) shareholders for a total consideration of $528,750.  These shares were sold on a private placement basis and the Company paid a commission of $11,000 in connection with such sales.

All sales were made outside of the United States or to United States residents who qualified as accredited investors.  Securities issued by the Company in these transactions are deemed “restricted securities” within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the “private placement” exemption under Section 4(2) of the Securities Act.  These transactions did not involve any public offering of securities.  Investors who purchased securities in the private placement had access to information about the Registrant which was necessary to allow them to make an informed investment decision.  The Registrant has been informed that each shareholder is able to bear the economic risk of his investment and they are aware that the securities are not registered under the Securities Act.  The purchasers of the securities have been notified that the securities cannot be re-offered or re-sold unless the securities are registered or are qualified for sale pursuant to an exemption from registration.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

All purchaser’s represented in writing that they acquired the securities for their own accounts and not with a view to or for resale in connection with any distribution.  A legend was placed on each of the stock certificates stating that the securities are restricted, they have not been registered under the Securities Act and they cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Ram Ajjarapu is the Executive Chairman of the company.  Mr. Ajjarapu has more than 15 years of investing and business operations experience.  He is or has been either founder or co-founder as well as Chairman and/or CEO of multiple start-up and development stage companies in the information technology, alternative energy, pharmaceutical services and other industries.  He has both financial and operational management experience with fast-growing companies.  He has experience in mergers and acquisitions, including identifying targets and negotiating letters of intent, definitive agreements and raising capital.  He has worked in all facets of management, including sales, marketing, finance and administration.  Mr. Ajjarapu earned a Bachelor of Science degree in Electrical Engineering from the Institute of Engineer (India), and an MBA in financial management from the University of South Florida.

Mr. Naren Mallakunta will join Laxai Pharma, Ltd. as its interim Chief Executive Officer effective June 1, 2010.  It is anticipated that Mr. Mallakunta will assume this position on a permanent basis when the terms of his employment agreement are finalized in June or July 2010.  Mr. Mallakunta is 47 years of age, and from 2001 to the present Mr. Mallakunta has worked for GVK Biosciences Private Limited (“GVK”), a multinational pharmaceutical research organization.  From April, 2001 until April, 2007 Mr. Mallakunta served as Senior Vice President and Head of Business Development for GVK in Hyderabad, India.  In this position he was responsible for initiating, planning, developing and coordinating GVK’s business plan.  From May, 2007 to May, 2009 Mr. Mallakunta served as Senior Vice President and Global Head of Business Development for GVK Biosciences, Inc. (a wholly owned subsidiary of GVK) located in Columbia, Maryland.  In that position Mr. Mallakunta defined positioning strategies and devised marketing campaigns for the United States Market, and Mr. Mallakunta supervised a team of managers located in the United States, Europe and India.

Mr. Vamsi Maddipatla is the President of the Company.  He has worked in both strategic development and key operational roles.  Under his leadership, the Company has grown to become a leading US based Contract Research Organization, offering services in discovery research and clinical research.  He has been responsible for planning activities in leading life sciences organizations to realize financial and operational returns on investment.  Mr. Maddipatla has worked as a management consultant with a focus on enterprise technology planning, providing services to, among others, Deloitte & Touché, Pfizer, Johnson & Johnson and Merrill Lynch on selecting and implementing business processes to increase customer profitability.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The directors and the shareholders approved an amendment of the Registrant’s Articles of Incorporation, which changed the name of the Registrant from NexGen Biofuels, Ltd. to Laxai Pharma, Ltd.  The shareholders acted by written consent of shareholders owning over 85% of Registrant’s outstanding ordinary shares.  This amendment and name change was effective on February 22, 2010.  The purpose of the change was to better reflect the new business of the Registrant.

Item 9.01                      Financial Statements and Exhibits

The financial statements associated with this amended filing are being filed in accordance with Item 9.01(a)(4) of Form 8-K.

Exhibit No.	Description of Exhibit

10(a)*	Asset Purchase Agreement

10(b)*	Note and Warrant Purchase Agreement

*	Incorporated by reference to the original filing of this Current Report on Form 8-K on March 9, 2010.

LAXAI PHARMA LTD.

(a development stage company)
(formerly Nexgen Biofuels Ltd.)

Unaudited Quarterly

Financial Statements

For the Period Ending March 31, 2010

LAXAI PHARMA LTD. AND SUBSIDIARIES

(a development stage company)
(formerly Nexgen Biofuels Ltd.)

UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDING MARCH 31, 2010

INDEX

Condensed Consolidated Balance Sheets March 31, 2010 (Unaudited)
and December 31, 2009 (Audited)	9

Unaudited Condensed Consolidated Statements of Operations for the three
months ended March 31, 2010 and 2009	11

Unaudited Condensed Consolidated Statements of Cash Flows for the three
months ended March 31, 2010 and 2009	12

Notes to Unaudited Condensed Consolidated Financial Statements	14 – 20

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - formerly Nexgen Biofuels Ltd.)
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	US dollars in thousands
ASSETS

CURRENT ASSETS
Cash and cash equivalents	23	2
Deposit in bank	100	-
Accounts receivable	1,134	-
Prepaid expenses and other assets	22	-
Total current assets	1,279	2

PROPERTY AND EQUIPMENT, NET	83	5

GOODWILL	2,477	-

Total Assets	3,839	7

The accompanying notes to these condensed consolidated financial statements are an integral part thereof.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - formerly Nexgen Biofuels Ltd.)
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	US dollars in thousands
LIABILITIES AND SHAREHOLDERS’ EQUITY ( DEFICIT)

CURRENT LIABILITIES
Credit from banks	39	-
Related parties	243	-
Account payables	532	169
Shareholders Loan	-	1,177
Note payable	1,667	-
Other payables	757	9
Total current liabilities	3,238	1,355

LONG TERM LIABILITIES
Deferred compensation payable	271	-
Total long term liabilities	271	-

SHAREHOLDERS’ EQUITY (DEFICIT)
Share capital
Ordinary shares NIS 0.04 par value: Authorized 190,000,000 shares as of March 31, 2010 and December 31, 2009;
Issued and outstanding: 59,527,830 and 42,730,998 shares as of March 31, 2010 and December 31, 2009, respectively	645	445
Additional paid-in capital	4,651	2,665
Accumulated deficit	(4,966)	(4,458)
Total shareholders’ deficit	330	(1,348)
Total liabilities and shareholders’ deficit	3,839	7

The accompanying notes to these condensed consolidated financial statements are an integral part thereof.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - formerly Nexgen Biofuels Ltd.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Three months ended March 31, 2010	Three months ended March 31, 2009	August 10, 2006 (date of inception) to March 31, 2010
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	523	--	523

Operating expenses:
Legal and professional	76	11	1,316
Salaries expense	611	83	2,047
Travel expense	--	--	393
Loss from expiration of land purchase option and futures trading	--	--	315
Compensation on shares issuance and options	--	--	621
Other expenses	96	3	447
	(783)	(97)	(5,139)

Net loss from operations	(260)	(97)	(4,616)
Interest expense	(248)	--	(354)
Capital (loss) gain	-	(63)	4

Net loss	(508)	(160)	(4,966)

Basic and diluted loss per share	(0.01)	(0.004)	(0.11)

Weighted average number of shares used in computing basic and diluted loss per share attributed to Ordinary Shares	51,079,283	42,730,998	43,254,439

The accompanying notes to these condensed consolidated financial statements are an integral part thereof.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - formerly Nexgen Biofuels Ltd.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended March 31, 2010	Three months ended March 31, 2009	August 10, 2006 (date of inception) to March 31, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Operating activities
Net loss	(508)	(160)	(4,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4	-	5
Compensation related to share and option issuance to employees	-	-	577
Expiration of land purchase option and futures trading	-	63	240
Issuance of shares	-	-	187
Increase in accounts receivables	(143)	-	(143)
Increase in other receivables	(6)	-	(1)
Increase (decrease) in accounts payables and notes payable	(98)	5	182
Increase (decrease) in other payables	25	(1)	480
Related party	123	-	145
Share based payments	124	-	124
Interest on long term loan	240	-	240
Net cash used in operating activities	(239)	(93)	(2,930)

Investing activities
Purchase of computer equipment	-	-	(4)
Cash used in connection with acquisition (see Appendix B)	(1,099)	-	(1,379)
Repayment of Gamida For Life B.V. debt	-	-	397
Repayment of loan to Gamidor Diagnostics	-	-	(230)
Investments in land purchase options and futures trading	-	-	(193)
Investment in deposit	(100)	-	(100)
Net cash used in investing activities	(1,199)	-	(1,509)
Financing activities
Net proceeds from line of credit from related party	-	91	2,669
Proceeds from long term loan	1,200	-	1,200
Short term bank credit	39	-	-
Purchase of treasury shares	-	-	(68)
Proceeds from issuance of shares	220	-	661
Net cash provided by financing activities	1,459	91	4,462
Net increase (decrease) in cash	21	(2)	23
Cash at beginning of period	2	4	-
Cash at end of period	23	2	23

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - formerly Nexgen Biofuels Ltd.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended March 31, 2010	Three months ended March 31, 2009	August 10, 2006 (date of inception) to March 31, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Appendix B
Goodwill	(2,477)	-	-
Other current assets	(16)	-	-
Accounts receivables	(991)	-	-
Fix assets	(81)	-	-
Accounts payable and accrued expenses	588	-	-
Issuance of shares	785	-	-
	(2,192)	-	-
Net of amounts to be paid	1,093	-	-
	(1,099)	-	-

The accompanying notes to these condensed consolidated financial statements are an integral part thereof.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 1 - OVERVIEW

a.
Laxai Pharma Ltd. a company established as an Israeli corporation (formerly Nexgen Biofuels Ltd.) and its subsidiaries (the “Company” or “Laxai”), is a development stage company that through February 2010, was engaged in the development and/or acquisition of ethanol and bio-diesel plants, and blending terminal facilities, in the United States.

b.
In February 2010, the Company ceased its ethanol and bio-diesel activities and engaged in the providing of integrated services across the drug development spectrum and changed its name from Nexgen Biofuels Ltd. to Laxai Pharma Ltd. and its subsidiary’s name from NexGen 2007, Inc. to OSR Holding Corp. See note 4. The results of the purchased assets are included in these financial statements as of March 2nd, 2010

c.	See Note 4 in regard to the Assets Purchase Agreement (“APA”), regarding which a Purchase Price Allocation (“PPA”) was performed by an external appraiser.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements Laxai Pharma Ltd. and Subsidiaries (hereinafter, “Laxai” or the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, presented on April 15, 2010.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. At March 31, 2010, the Company had not achieved profitable operations, had accumulated losses of $4,966 thousand (since inception), a working capital deficiency of $519 thousand at March 31, 2010 and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations or management’s ability to find sources of additional equity capital. The Company needs to raise additional funds on an immediate basis in order to continue to meet its liquidity needs, realize its business plan and maintain operations.  The Company’s current cash resources are not sufficient to support its operations as presently conducted or permit it to take advantage of business opportunities that may arise. Management of the Company is continuing its efforts to secure funds through equity or debt instruments for its operations. No assurance can be provided that any successful financing will result and that additional capital will be available to the Company on commercially acceptable terms or at all.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing a business plan or that the successful implementation of a business plan will actually improve the Company’s operating results

The Company has been funding its operations from the net proceeds from the private placement of its securities and secured notes.

Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of Laxai Pharma Ltd. and its wholly-owned subsidiary. All significant inter-company transactions have been eliminated.

Use of estimates

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. The Company continually evaluates the accounting policies and estimates we use to prepare the consolidated financial statements.  The Company bases its estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Functional currency

The majority of the Company’s financing is received in US dollars. Accordingly, the Company has determined the US dollar as the currency of its primary economic environment and thus, its functional and reporting currency. Non-dollar transactions and balances have been measured into US dollars in accordance with Statement of Financial Accounting Standard No. 52 “Foreign Currency Translation” (“SFAS No. 52”). All transaction gains and losses from the measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less at the date acquired to be cash equivalents.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses and short-term debt approximate fair value based on the short-term maturity of these instruments.

Accounts receivable

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay, and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.  At March 31, 2010, management considered accounts receivable net of allowance for doubtful debts, to be fully collectible.

Property and equipment

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Goodwill

Goodwill consists of the excess of cost over net assets acquired of OSR Solutions Inc. on March 3, 2010. The carrying value of goodwill will be evaluated annually or whenever a possible impairment is indicated.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements”. The Company's revenue derives providing of integrated services across the drug development spectrum, according to its service agreements with Customers. In order to recognize service revenue, the following criteria must be met: (i) the service agreement must be signed by the customer, (ii) the signed agreement must specify the fees to be received for the services, (iii) the service has been performed and accepted by the customer, (iv) no significant Company obligations remain and (v) collectability is probable.

When the above revenue recognition criteria are not met at the time services has been provided, the Company records deferred revenue.

Research and Development:

Costs incurred in connection with research and development, are expensed as incurred.

Marketing and advertisement

Costs incurred in connection with marketing and advertising, are expensed as incurred

Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary to reduce the amount of deferred tax assets to their estimated realizable value.

Basic and diluted net loss per share

Basic net loss per share is computed based on the weighted average number of Common shares outstanding during each year. Diluted loss per share is computed based on the weighted average number of Common shares outstanding during each year, plus dilutive potential Common shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”).

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 3 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

On January 1, 2010, the Company adopted the new provisions of Accounting Standards Update (ASU) No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”). ASU No. 2010-06 provides revised guidance on improving disclosures about valuation techniques and inputs to fair value measurements. The adoption of this standard had no effect on the financial statements of the Company.

In February 2010, the Financial Accounting Standards Board issued an amendment to accounting standards related to subsequent events. The amendment exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restate financial statements. The standard is effective February 2010. The Company adopted this standard in February 2010. The adoption did not impact the Company’s consolidated financial position or results of operations, other than additional reporting requirements.

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 – ACQUISITION

On March 3, 2010, OSR Holding Corp. (“Holding”), a wholly owned subsidiary of the Company closed an Asset Purchase Agreement (the “APA”) it entered with OSR Solutions, Inc. (“Solutions”).  Under the terms of the APA, Holding acquired substantially all the assets of Solutions (the “Assets”) for a purchase price of $2,250 thousand.  In addition to the foregoing, as part of the purchase Holding obtained an option to purchase shares of Avanti Life Sciences, Pvt. Ltd., an affiliate of Solutions. Solutions also granted Holding a right of second refusal to repurchase the shares of the Company, issued to Solutions as part of the purchase price in the acquisition. Company management is of the opinion that the valuation of the grossed benefit component is not significant.

It has been agreed that the purchase price for the acquisition will be paid in the following manner:

1.
$1,250 thousand in cash payable at Closing, $250 thousand in cash payable on December 31, 2010, $250 thousand in cash payable on December 31, 2011, and $250 thousand in cash payable on December 31, 2012.  The deferred portion of the purchase price will earn interest at a rate of 3.25% per annum.  Company has also agreed to pay an additional $250 thousand on or before April 1, 2010.  In the event this payment is not made, Solutions has been granted an option to purchase an additional 5 million of Company’s Ordinary Shares in satisfaction of the $250 thousand required payment.

2.
Five Million Six Hundred Three Thousand Two Hundred Eighty One Ordinary Shares of the Company -- representing approximately 9.95% of the Ordinary Shares outstanding at the date of Closing – issued by the Company at the Closing of the transaction.

3.	Holding shall assume certain liabilities of Solutions in the approximate amount of $600 thousand.

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 4 – ACQUISITION (continued)

4.	A liability for repayment of the credit line was added in the amount of approximately $ 475 thousand.

5.	In addition, the purchase price will be subject to the following potential adjustments:

(a)
The deferred portion of the purchase price will be reduced based on the amount that annual audited EBITDA associated with the assets to be acquired is less than $1 million during the year ending on the date of the required payment.  The amount of such reduction will be $250 thousand times the following ratio:  EBITDA related to the operation of the assets determined as of December 31, 2010 divided by $1 million.  This adjustment shall be reduced to the extent that EBITDA is reduced by overhead costs that exceed $125 thousand per month.

(b)
The deferred portion of the purchase price will be reduced and/or increased dollar for dollar by the amount that the net worth of Solutions -- as calculated using Solution’s interim balance sheet dated February 28, 2010 -- is more or less than the net worth of Solutions for the same period using a balance sheet audited by a PCAOB accounting firm, provided such audit must be completed no later than six (6) months following the end of Solutions’ fiscal year.

The following table summarizes the estimated aggregated fair values of the assets acquired and the liabilities assumed.

Cash	$51,075
Accounts receivables	990,835
Other current assets	15,975
Property and equipment	81,956
Goodwill	2,476,788
Accounts payable and accrued expenses	(588,081)
$3,028,548

NOTE 5 – PRIVATE PLACEMENT OF DEBT SECURITIES

In order to finance the APA described in Note 4, the Company and its fully owned subsidiary, Holding, signed a Note and Warrant Purchase Agreement with UTA Capital LLC, a Delaware limited liability company (the “Lender”), and raised equity capital from the sale of Company’s Ordinary Shares. Under the terms of the Note and Warrant Purchase Agreement and related documents, the Lender agreed to provide the Company with funding in the form of a Senior Secured Bridge Note (the “Note”) in the face amount of $1,440 thousand (the “Funding Transaction”).

LAXAI PHARMA LTD. AND SUBSIDIARIES
(a development stage company - - formerly Nexgen Biofuels Ltd.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - U.S. dollars)

NOTE 5 – PRIVATE PLACEMENT OF DEBT SECURITIES (continued)

The purchase price of the Note as of March 3, 2010 (“Closing”) is $1,200 thousand.  The Note will earn interest at a rate of 12% per annum and Company agreed to pay the Lender additional interest equal to 4% per annum of the purchase price of the Note, payable at the Closing.  The Note matures 150 days from the date of Closing.  The interest rate is increased by 2% per annum on the 30th day after Closing and another 2% per annum on both the 40th and 50th day after Closing, until a minimum of $750 thousand of the obligation represented by the Note is retired.

In addition, the Company granted to Lender a warrant to purchase not more or less than 9.9% of the Company’s issued and issuable Ordinary Shares, initially estimated to be 5,800,000 of the Registrant’s ordinary shares, subject to certain adjustments.  The Warrant has a term of five years, and the exercise price for the shares is $.05 per share, subject to certain adjustments.

The Note is guaranteed by Holding, and is secured by all the accounts receivable of Holding and Company, and by a pledge of Company’s stock in Holding. In addition, as security for the payment of the Note, Company and Holding have agreed to deposit all cash received from their customers into a Secured Account, with cash to be released from the Secured Account to Holding only after cash in the Secured Account, when added to the then-current accounts receivable of Holding, equals $900 thousand. In addition, Company’s major shareholder and Chairman of the Board of Directors, has pledged as security for the Note substantially all of Company’s Ordinary Shares which he, his spouse and their affiliate companies own, amounting to approximately 34,411,842 ordinary shares.

NOTE 6 – STOCKHOLDERS’ DEFICIENCY

a.
In March 2010 the Company issued 5,603,281 of its Ordinary Shares valued at $750 to OSR Solutions, Inc., in accordance with the terms of the Asset Purchase Agreement closed with OSR Solutions Inc. See Note 4.

b.
In addition, during the three month period ended March 31, 2010 the Company issued 13,555,379 of its Ordinary Shares to a total of thirty two (32) shareholders for a total consideration of $757, inclusive of services received by the Company in connection with the Asset Purchase Agreement closed with OSR Solutions Inc. and in connection with prepaid expenses for additional services to be received in connection with our current operations.

All the shares sold in these transactions were sold in a private placement and they were exempt from the registration requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act. Each investor was suitable for the purchase of the shares and each was given adequate access to sufficient information to make an informed investment decision.

OSR SOLUTIONS, INC.

AUDITED

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2009

OSR SOLUTIONS, INC.

AUDITED

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2009 and 2008

INDEX

Page

Report of Independent Certified Public Accounting Firm	23

Balance Sheets as of December 31, 2009 and 2008	24 - 25

Statements of Operations for the years ended December 31, 2009 and 2008	26

Statement of Stockholders' Equity for the years ended December 31, 2009 and 2008	27

Statements of Cash Flows for the years ended December 31, 2009 and 2008	28

Notes to the Financial Statements	29 - 33

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
OSR Solutions, Inc.

We have audited the accompanying balance sheet of OSR Solutions Inc. as of December 31, 2009, and 2008, and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSR Solutions Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the financial statements, on March 2, 2010, the Company sold substantially all of its assets and liabilities (“Transaction”).The accompanying financial statements do not include any adjustments that might result from the outcome of this Transaction.

/s/ Siddharth Kumar, CPA
East Brunswick, New Jersey
June 4, 2010

OSR SOLUTIONS, INC.
Balance Sheets
(in US dollars)

Assets
	December 31,	December 31,
	2009	2008
Current assets
Cash and cash equivalents	167,509	162,104
Accounts receivable (net of allowances for doubtful debts of $131,932 and $26,944 at December 31, 2009 and 2008, respectively)	1,092,128	1,019,826

Other current assets	87,047	34,639
Total current assets	1,346,684	1,216,569

Fixed assets
Property and equipment, at cost	147,485	68,832
Less: accumulated depreciation	(58,725)	(15,825)
Total fixed assets, net	88,760	53,007

Total assets	1,435,444	1,269,576

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Balance Sheets
(in US dollars)

Liabilities and Stockholders' Equity

	December 31,	December 31,
	2009	2008

Current liabilities
Notes payable	459,900	187,897
Accounts payable	429,895	421,899
Other accrued expenses and liabilities	235,007	210,285
Total current liabilities	1,124,802	820,081

Other liabilities
Other liabilities	84,290	85,575

Total liabilities	1,209,092	905,656

Stockholders' equity
Common stock, par value $0.01 per share (Authorized 2,000,000 shares, Issued and outstanding 1,172,935 shares)	11,729	11,729
Additional paid-in capital	314,271	314,271
Accumulated earnings (deficit)	(99,648)	37,920
Total stockholders' equity	226,352	363,920

Total liabilities and stockholders' equity	1,435,444	1,269,576

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Statements of Operations
(in US dollars)

	Year ended	Year ended
	December 31,	December 31,
	2009	2008

Revenues	6,049,840	6,491,248

Cost of sales	(5,165,716)	(5,579,409)

Gross profit	884,124	911,839

Operating expenses:
Selling, general and administrative	(998,095)	(855,598)

Income (loss) from operations	(113,971)	56,241

Other expenses:
Interest expenses	(23,597)	(16,694)

Profit (loss) attributable to common stockholders	(137,568)	39,547

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Statements of Stockholders’ Equity
(in US dollars – except for number of shares)

	Common stock
	Price per share	Number of shares	Amount	Additional paid-in capital	Accumulated earnings (deficit)	Total stockholders' equity
Balance as of January 1, 2008		1,086,000	10,860	-	20,965	31,825
Distribution to stockholders		-	-	-	(22,592)	(22,592)
Issuance of common stock	3.62	86,935	869	314,271	-	315,140
Profit for the year		-	-	-	39,547	39,547
Balance as of December 31, 2008		1,172,935	11,729	314,271	37,920	363,920
Loss for the year		-	-	-	(137,568)	(137,568)
Balance as of December 31, 2009		1,172,935	11,729	314,271	(99,648)	226,352

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Statements of Cash Flows
(in US dollars)

	Year ended	Year ended
	December 31,	December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Profit (loss) for the year	(137,568)	39,547
Adjustments to reconcile profit (loss) to net cash provided by
(used in) operating activities
Depreciation	42,900	12,964
Increase (decrease) in cash attributable to changes in operating assets and liabilities
Accounts receivable	(72,302)	(452,390)
Notes payable	272,003	179,156
Accounts payable	7,996	(95,069)
Other assets / liabilities	(28,971)	121,565
Net cash provided by (used in) operating activities	84,058	(194,227)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(78,653)	(42,348)
Net cash used in investing activities	(78,653)	(42,348)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	304,140
Distribution to stockholders	-	(22,592)
Net cash provided by financing activities	-	281,548

INCREASE IN CASH AND CASH EQUIVALENTS	5,405	44,973
CASH AND CASH EQUIVALENTS - BEGINNING OF THE YEAR	162,104	117,131
CASH AND CASH EQUIVALENTS - END OF THE YEAR	167,509	162,104

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 1 – GENERAL

OSR Solutions, Inc. (“Company”) provides integrated services across the drug discovery and development spectrum, as well as staffing services in Medicinal Chemistry, Biology, Process Research & Development and Analytical Services, Clinical Research, Strategic Resourcing and Training to Biopharmaceutical and Agrochemical companies. The Company has been operating through a global partnership model.

The company was incorporated in January 2005 in the State of New Jersey, USA.

The Company elected under Subchapter S of Chapter 1 of the Internal Revenue Code to be treated as an S corporation, effective January 4, 2005, and as a result, the company is not liable to pay Federal and/or State Income taxes on its taxable income, as it is distributed to Company’s stockholders based on their proportion of shareholding in the Company. Once income is distributed it becomes taxable under each stockholder’s tax return.

On March 2, 2010 the Company entered into an Asset Purchase agreement (“Transaction”) with OSR Holdings Inc. (formerly Nexgen 2007, Inc.), a wholly owned subsidiary of Laxai Pharma Ltd, (formerly Nexgen Biofuels Ltd.) by which OSR Holdings, Inc. acquired substantially all the assets of the Company and took over most of the liabilities of the Company.. The financial statements do not include any adjustments that might result from the outcome of this Transaction. See Note 5.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been identified as critical to the Company's business operations and the understanding of its results of operations.

Basis of Presentation

The Company’s financial statements are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, costs, expenses and gains and losses not affecting retained earnings that are reported in the Financial Statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

Functional Currency

The majority of Company’s revenues are in United States dollars. In addition, the majority of the Company’s investing and financing activities are in United States dollars. Accordingly, the Company has determined the United States dollar as the currency of its primary economic environment and thus, its functional and reporting currency.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less at the date acquired to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash in bank accounts which may, at times, exceed federally insured limits. The Company has not experienced any loss on these accounts.

Fair Value of Financial Instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, trade receivables, other accounts receivable, trade payables, other accounts payable and other liabilities.

In view of their short term nature, the fair value of the financial instruments included in working capital of the Company is usually identical, or close, to their carrying value.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay, and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Property and Equipment

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets, at the following annual rates. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

%
Computers and Office Equipment	15-33
Furniture and equipment	7
Software	33

Revenue Recognition

Revenue Recognition: For contracted projects, the Company recognizes revenue by invoicing 25% of the contract price in advance at the kick off stage and then the remainder is split into stages of delivery. The kick off stage invoicing is as per the contracts entered into for such projects and is not refundable.

For professional services provided by the Company’s employees and sub-contractors, the Company recognizes revenue upon the completion of the services as evidenced by the time sheets approved by the client’s management.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company elected under Subchapter S of Chapter 1 of the Internal Revenue Code to be treated as an S corporation, effective January 4, 2005, and as a result, the company is not liable to pay Federal and/or State Income taxes on its taxable income, as it is distributed to Company’s stockholders based on their proportion of shareholding in the Company. Once income is distributed it becomes taxable under each stockholder’s tax return. The Company has never been taxed as a C corporation at both Federal and State levels. It has always maintained its accounting records on accrual basis, and filed its annual tax returns accordingly. As per the provisions of FAS 109, this company does not need to recognize any Deferred Tax Asset or a Deferred Tax Liability. Also, potential shareholder-level taxes are not measured for FAS 109 purposes. Therefore the income (loss) presented in these financial statements do not include any Federal and/or State tax.

Recently Issued Accounting Pronouncements

On January 1, 2010, the Company adopted the new provisions of Accounting Standards Update (ASU) No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”). ASU No. 2010-06 provides revised guidance on improving disclosures about valuation techniques and inputs to fair value measurements. The adoption of this standard had no effect on the financial statements of the Company.

In February 2010, the Financial Accounting Standards Board issued an amendment to accounting standards related to subsequent events. The amendment exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restate financial statements. The standard is effective February 2010. The Company adopted this standard in February 2010. The adoption did not impact the Company’s financial position or results of operations, other than additional reporting requirements.

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 – Revenues and major customers

During the years ended December 31, 2009, revenues from continuing operations in the amount of          $897 thousand, and $5,152 thousand were generated from contracted projects and professional services respectively.

During the year ended December 31, 2009, all revenues were generated from 64 customers.  These customers comprised approximately 71.87% of the Company's accounts receivables at December 31, 2009.

During the years ended December 31, 2008, revenues from continuing operations in the amount of $186 thousand and $6,305 thousand were generated from contracted projects and professional services respectively.

During the year ended December 31, 2008, all revenues were generated from 65 customers. These customers comprised approximately 83.07% of the Company's accounts receivables at December 31, 2008.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 4 – Related Parties Transactions and Balances

A.
Accounts receivable at December 31, 2009 includes balance of $279 thousand receivable from Laxai Avanti Life Sciences Pvt. Ltd. India (“LALS)” for travel, salary and business development expenses incurred on its behalf. LALS is a related party to the Company as the majority of the shareholders in the Company represent the majority of the shareholders of LALS.

B.
Accounts receivable, at December 31, 2009 includes $61thousand receivable from OSR Enterprises LLC, which is a related party of the Company as the majority of the shareholders of the Company represent the majority of members in OSR Enterprises LLC.

C.
Other Liabilities includes $61 thousand loan from one of Company’s major shareholder. The loan was interest free and it was settled as a part of the Asset Purchase Agreement entered into by the Company on March 2, 2010. See Note 5.

D.
Other Liabilities includes $10 thousand loan from an employee. The loan was interest free loan and was settled as a part of the Asset Purchase Agreement entered to by the Company on March 2, 2010. See Note 5.

NOTE 5 - SUBSEQUENT EVENTS

On March 3, 2010, the Company, OSR Holding Corp. formerly Nexgen 2007, Inc.(“Holding”), a wholly owned subsidiary of Laxai Pharma Ltd. formerly Nexgen Biofuels Ltd. (“Laxai”) closed an Asset Purchase Agreement (“APA”). Under the terms of the APA, Holding acquired substantially all the assets of the Company (the “Assets”) for a purchase price of $2,250 thousand.  In addition to the foregoing, as part of the purchase Holding obtained an option to purchase shares of Avanti Life Sciences, Pvt. Ltd., an affiliate of the Company. .The Company also granted Holding a right of second refusal to repurchase the shares of Laxai, issued to the Company as part of the purchase price in the acquisition.

It has been agreed that the purchase price for the acquisition will be paid in the following manner:

1.
$1,250 thousand in cash payable at Closing, $250 thousand in cash payable on December 31, 2010, $250 thousand in cash payable on December 31, 2011, and $250 thousand in cash payable on December 31, 2012.  The deferred portion of the purchase price will earn interest at a rate of 3.25% per annum.  Laxai  also agreed to pay an additional $250 thousand on or before April 1, 2010.  In the event this payment is not made, the Company has been granted an option to purchase an additional 5 million of Laxai’s Ordinary Shares in satisfaction of the $250 thousand required payment.

2.
Five Million Six Hundred Three Thousand Two Hundred Eighty One Ordinary Shares of Laxai  representing approximately 9.95% of the Ordinary Shares outstanding of Laxai at the date of Closing – issued by Laxai  at the Closing of the transaction.

3.	Holding shall assume certain liabilities of the Company in the approximate amount of $600 thousand.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 5 -   SUBSEQUENT EVENTS (continued)

4.	A liability for repayment of the credit line was added in the amount of approximately $ 475 thousand.

5.	In addition, the purchase price will be subject to the following potential adjustments:

(a) The deferred portion of the purchase price will be reduced based on the amount that annual audited EBITDA associated with the assets to be acquired is less than $1 million during the year ending on the date of the required payment.  The amount of such reduction will be $250 thousand times the following ratio:  EBITDA related to the operation of the assets determined as of December 31, 2010 divided by $1 million.  This adjustment shall be reduced to the extent that EBITDA is reduced by overhead costs that exceed $125 thousand per month.

(b) The deferred portion of the purchase price will be reduced and/or increased dollar for dollar by the amount that the net worth of the Company -- as calculated using Company’s interim balance sheet dated February 28, 2010 -- is more or less than the net worth of the Company for the same period using a balance sheet audited by a PCAOB accounting firm, provided such audit must be completed no later than six (6) months following the end of Company’ fiscal year.

OSR SOLUTIONS, INC.

AUDITED

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2008

OSR SOLUTIONS, INC.

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2008 (Audited) and 2007 (Unaudited)

INDEX

Page

Report of Independent Certified Public Accounting Firm	36

Balance Sheets as of December 31, 2008 and 2007	37 - 38

Statements of Operations for the years ended December 31, 2008 and 2007	39

Statement of Stockholders' Equity for the years ended December 31, 2008 and 2007	40

Statements of Cash Flows for the years ended December 31, 2008 and 2007	41

Notes to the Financial Statements	42 - 46

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
OSR Solutions, Inc.

We have audited the accompanying balance sheet of OSR Solutions Inc. as of December 31, 2008 and the related statements of operations, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements of the company as of December 31, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended were not audited.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSR Solutions Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, on March 2, 2010, the Company sold substantially all of its assets and liabilities (“Transaction”).The accompanying financial statements do not include any adjustments that might result from the outcome of this Transaction.

/s/ Siddharth Kumar, CPA
East Brunswick, New Jersey
June 4, 2010

OSR SOLUTIONS, INC.
Balance Sheets
(in US dollars)

Assets

	December 31,	December 31,
	2008	2007
	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	162,104	117,131
Accounts receivable (net of allowances
for doubtful debts of $26,944 and $25,144, at
December 31, 2008 and 2007, respectively)	1,019,826	567,436
Other current assets	34,639	35,131
Total current assets	1,216,569	719,698

Fixed assets
Property and equipment, at cost	68,832	26,484
Less: accumulated depreciation	(15,825)	(2,861)
Total fixed assets, net	53,007	23,623

Total assets	1,269,576	743,321

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Balance Sheets
(in US dollars)

Liabilities and Stockholders' Equity

	December 31,	December 31,
	2008	2007
	(Audited)	(Unaudited)
Current liabilities
Notes payable	187,897	8,741
Accounts payable	421,899	516,968
Other accrued expenses and liabilities	210,285	5,983
Total current liabilities	820,081	531,692

Other liabilities
Liability for the issuance of common stock	-	11,000
Other liabilities	85,575	168,804
Total other liabilities	85,575	179,804

Stockholders' equity
Common stock, par value $0.01 per share (Authorized 2,000,000 shares, Issued and outstanding 1,172,935 and
1,086.000 shares, at December 31, 2008 and 2007, respectively)	11,729	10,860
Additional paid-in capital	314,271	-
Accumulated earnings	37,920	20,965
Total stockholders' equity	363,920	31,825

Total liabilities and stockholders' equity	1,269,576	743,321

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Statements of Operations
(in US dollars)

	Year ended	Year ended
	December 31,	December 31,
	2008	2007
	(Audited)	(Unaudited)

Revenues	6,491,248	4,132,904

Cost of sales	(5,579,409)	(3,671,507)

Gross profit	911,839	461,397

Operating expenses:
Selling, general and administrative	(855,598)	(382,506)

Income from operations	56,241	78,891

Other expenses:
Interest expenses	(16,694)	(1,436)

Profit attributable to common stockholders	39,547	77,455

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Statements of Stockholders’ Equity
(in US dollars – except for number of shares)

	Common stock
	Price per share	Number of shares	Amount	Additional paid-in capital	Accumulated earnings (deficit)	Total stockholders' equity

Balance as of January 1, 2007 (Unaudited)	0.01	1,000,000	10,000	-	(56,490)	(46,490)
Issuance of common stock	0.01	86,000	860	-	-	860
Profit for the year		-	-	-	77,455	77,455
Balance as of December 31, 2007 (Unaudited)		1,086,000	10,860	-	20,965	31,825
Distribution to stockholders		-	-	-	(22,592)	(22,592)
Issuance of common stock	3.62	86,935	869	314,271	-	315,140
Profit for the year		-	-	-	39,547	39,547
Balance as of December 31, 2008 (Audited)		1,172,935	11,729	314,271	37,920	363,920

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.
Statements of Cash Flows
(in US dollars)

	Year ended	Year ended
	December 31,	December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Profit for the year	39,547	77,455
Adjustments to reconcile profit to net cash provided by
(used in) operating activities
Depreciation	12,964	2,861
Increase (decrease) in cash attributable to changes in operating assets and liabilities
Accounts receivable	(452,390)	(312,091)
Notes payable	179,156	8,507
Accounts payable	(95,069)	240,613
Other assets / liabilities	121,565	83,575
Net cash provided by (used in) operating activities	(194,227)	100,920

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(42,348)	(26,484)
Net cash used in investing activities	(42,348)	(26,484)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock	304,140	-
Distribution to stockholders	(22,592)	-
Net cash provided by financing activities	281,548	-

INCREASE IN CASH AND CASH EQUIVALENTS	44,973	74,436
CASH AND CASH EQUIVALENTS - BEGINNING OF THE YEAR	117,131	42,695
CASH AND CASH EQUIVALENTS - END OF THE YEAR	162,104	$117,131

The accompanying notes are an integral part of the financial statements

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 1 – GENERAL

OSR Solutions, Inc. (“Company”) provides integrated services across the drug discovery and development spectrum, as well as staffing services in Medicinal Chemistry, Biology, Process Research & Development and Analytical Services, Clinical Research, Strategic Resourcing and Training to Biopharmaceutical and Agrochemical companies. The Company has been operating through a global partnership model.

The company was incorporated in January 2005 in the State of New Jersey, USA.

The Company elected under Subchapter S of Chapter 1 of the Internal Revenue Code to be treated as an S corporation, effective January 4, 2005, and as a result, the company is not liable to pay Federal and/or State Income taxes on its taxable income, as it is distributed to Company’s stockholders based on their proportion of shareholding in the Company. Once income is distributed it becomes taxable under each stockholder’s tax return.

On March 2, 2010 the Company entered into an Asset Purchase agreement (“Transaction”) with OSR Holdings Inc. (formerly Nexgen 2007, Inc.), a wholly owned subsidiary of Laxai Pharma Ltd, (formerly Nexgen Biofuels Ltd.) by which OSR Holdings, Inc. acquired substantially all the assets of the Company and took over most of the liabilities of the Company.. The financial statements do not include any adjustments that might result from the outcome of this Transaction. See Note 5.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been identified as critical to the Company's business operations and the understanding of its results of operations.

Basis of Presentation

The Company’s Financial Statements are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, costs, expenses and gains and losses not affecting retained earnings that are reported in the Financial Statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

Functional Currency

The majority of Company’s revenues are in United States dollars. In addition, the majority of the Company’s investing and financing activities are in United States dollars. Accordingly, the Company has determined the United States dollar as the currency of its primary economic environment and thus, its functional and reporting currency.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less at the date acquired to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash in bank accounts which may, at times, exceed federally insured limits. The Company has not experienced any loss on these accounts.

Fair Value of Financial Instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, trade receivables, other accounts receivable, trade payables, and other accounts payable.

In view of their short term nature, the fair value of the financial instruments included in working capital of the Company is usually identical, or close, to their carrying value.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay, and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Property and Equipment

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets, at the following annual rates. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

%
Computers and Office Equipment	15-33
Furniture and equipment	7
Software	33

Revenue Recognition

Revenue Recognition: For contracted projects, the Company recognizes revenue by invoicing 25% of the contract price in advance at the kick off stage and then the remainder is split into stages of delivery. The kick off stage invoicing is as per the contracts entered into for such projects and is not refundable.

For professional services provided by the Company’s employees and sub-contractors, the Company recognizes revenue upon the completion of the services as evidenced by the time sheets approved by the client’s management.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company elected under Subchapter S of Chapter 1 of the Internal Revenue Code to be treated as an S corporation, effective January 4, 2005, and as a result, the company is not liable to pay Federal and/or State Income taxes on its taxable income, as it is distributed to Company’s stockholders based on their proportion of shareholding in the Company. Once income is distributed it becomes taxable under each stockholder’s tax return. The Company has never been taxed as a C corporation at both Federal and State levels. It has always maintained its accounting records on accrual basis, and filed its annual tax returns accordingly. As per the provisions of FAS 109, this company does not need to recognize any Deferred Tax Asset or a Deferred Tax Liability. Also, potential shareholder-level taxes are not measured for FAS 109 purposes. Therefore the income (loss) presented in these financial statements do not include any Federal and/or State tax.

Recently Issued Accounting Pronouncements

On January 1, 2010, the Company adopted the new provisions of Accounting Standards Update (ASU) No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”). ASU No. 2010-06 provides revised guidance on improving disclosures about valuation techniques and inputs to fair value measurements. The adoption of this standard had no effect on the financial statements of the Company.

In February 2010, the Financial Accounting Standards Board issued an amendment to accounting standards related to subsequent events. The amendment exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restate financial statements. The standard is effective February 2010. The Company adopted this standard in February 2010. The adoption did not impact the Company’s financial position or results of operations, other than additional reporting requirements.

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 – Revenues and major customers

During the years ended December 31, 2008, revenues from continuing operations in the amount of $186 thousand and $6,305 thousand were generated from contracted projects and professional services respectively.

During the year ended December 31, 2008, all revenues were generated from 65 customers. These customers comprised approximately 83.07% of the Company's accounts receivables at December 31, 2008.

During the years ended December 31, 2007, revenues from continuing operations in the amount of $4,133 thousand were generated from professional services.

During the year ended December 31, 2007, all revenues were generated from 57 customers. These customers comprised approximately 61% of the Company's accounts receivables at December 31, 2007.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 4 – Related Parties Transactions and Balances

Other liabilities, at December 31, 2008, includes $86 thousand payable from OSR Enterprises LLC, which is a related party of the Company as the majority of the shareholders of the Company represent the majority of members in OSR Enterprises LLC.

NOTE 5 -   Subsequent events

On March 3, 2010, the Company, OSR Holding Corp. formerly Nexgen 2007, Inc.(“Holding”), a wholly owned subsidiary of Laxai Pharma Ltd. formerly Nexgen Biofuels Ltd. (“Laxai”) closed an Asset Purchase Agreement (the “APA”). Under the terms of the APA, Holding acquired substantially all the assets of the Company (the “Assets”) for a purchase price of $2,250 thousand.  In addition to the foregoing, as part of the purchase Holding obtained an option to purchase shares of Avanti Life Sciences, Pvt. Ltd., an affiliate of the Company. .The Company also granted Holding a right of second refusal to repurchase the shares of Laxai, issued to the Company as part of the purchase price in the acquisition.

It has been agreed that the purchase price for the acquisition will be paid in the following manner:

1.
$1,250 thousand in cash payable at Closing, $250 thousand in cash payable on December 31, 2010, $250 thousand in cash payable on December 31, 2011, and $250 thousand in cash payable on December 31, 2012.  The deferred portion of the purchase price will earn interest at a rate of 3.25% per annum. Laxai also agreed to pay an additional $250 thousand on or before April 1, 2010.  In the event this payment is not made, the Company has been granted an option to purchase an additional 5 million of Laxai’s Ordinary Shares in satisfaction of the $250 thousand required payment.

2.
Five Million Six Hundred Three Thousand Two Hundred Eighty One Ordinary Shares of Laxai  representing approximately 9.95% of the Ordinary Shares outstanding of Laxai at the date of Closing – issued by Laxai  at the Closing of the transaction.

3.	Holding shall assume certain liabilities of the Company in the approximate amount of $600 thousand.

OSR SOLUTIONS, INC.

Notes to Financial Statements

NOTE 5 -   Subsequent events (continued)

4.	A liability for repayment of the credit line was added in the amount of approximately $ 475 thousand.

5.	In addition, the purchase price will be subject to the following potential adjustments:

(a) The deferred portion of the purchase price will be reduced based on the amount that annual audited EBITDA associated with the assets to be acquired is less than $1 million during the year ending on the date of the required payment.  The amount of such reduction will be $250 thousand times the following ratio:  EBITDA related to the operation of the assets determined as of December 31, 2010 divided by $1 million.  This adjustment shall be reduced to the extent that EBITDA is reduced by overhead costs that exceed $125 thousand per month.

(b) The deferred portion of the purchase price will be reduced and/or increased dollar for dollar by the amount that the net worth of the Company -- as calculated using Company’s interim balance sheet dated February 28, 2010 -- is more or less than the net worth of the Company for the same period using a balance sheet audited by a PCAOB accounting firm, provided such audit must be completed no later than six (6) months following the end of Company’ fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010

LAXAI PHARMA, LTD. (Registrant)

By:	/s/ Ram Ajjarapu
Ram Ajjarapu
Chairman